UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 8, 2009

AUXILIO, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-27507	88-0350448
(Commission File Number)	(I.R.S. Employer Identification No.)

27401 Los Altos, Suite 100, Mission Viejo, California  92691
(Address of principal executive offices)

(949) 614-0700
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Auxilio, Inc. ("we," "us," "our," or the "Company") is filing this Amendment No. 1 on Form 8-K/A ("Form 8-K/A") to our Current Report on Form 8-K originally filed with the Securities and Exchange Commission (“SEC”) on May 14, 2009 ("Original Filing"), in response to comments received by the Company from the SEC.

The items of the Original Filing which are amended and restated by this Form 8-K/A as a result of the foregoing are:  Item 3.02: Sale of Unregistered Securities.

For the convenience of the reader, this Form 8-K/A sets forth the Original Filing in its entirety.  Other than as described above, none of the other disclosures in the Original Filing have been amended or updated.

The filing of this Form 8-K/A shall not be deemed an admission that the Original Filing when made included any untrue statement of a material fact or omitted to state a material fact necessary to make a statement not misleading.

Item 1.01.                      Entry into Material Definitive Agreement

Between April 6 and April 15, 2009, Auxilio, Inc., a Delaware corporation (the “Company”), entered into Subscription Agreements (the “Agreements”) with Michael Vanderhoof and Edward B. Case, each a member of the Board of Directors of the Company, as well as twenty-one other accredited investors (the “Investors”).  The sales to Messrs. Vanderhoof and Case were approved by a majority of the disinterested members of the Board of Directors.

Pursuant to the Agreements, the Company agreed to sell to the Investors an aggregate of 1,416,667 shares of its Common Stock at a purchase price of $0.60 per share (the “Offering”).  The Offering resulted in gross proceeds to the Company of approximately $850,000 before deduction of placement agent fees and offering expenses.  The closing of the Offering occurred on May 8, 2009.

In connection with the Offering, the Company paid a fee of $85,000 (“Placement Agent Fee”) and agreed to issue warrants to purchase an additional 141,667 shares of Company Common Stock (the "Agent Warrants") to the placement agent, Cambria Capital, LLC (“Cambria Capital”).  Cambria Capital is an affiliate of Michael Vanderhoof a member of the Board of Directors of the Company. The engagement of Cambria Capital, the payment of the Placement Agent Fee and the issuance of the Agent Warrants were approved by a majority of the disinterested members of the Board of Directors.  The Agent Warrants are immediately exercisable at $0.60 per share, subject to adjustment for stock splits, combinations or similar events, and will expire seven years after issuance.  The warrant allows for a cashless exercise.

The shares of Common Stock, the Agent Warrants and the share of Common Stock underlying the Agent Warrants have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This announcement is not an offer to sell securities of the Company, and the opportunity to participate in the Offering was available to a very limited group of accredited investors.

The foregoing description of the Offering does not purport to be complete and is qualified in its entirety by reference to the form of Subscription Agreement entered into in connection with the Offering which is attached hereto as Exhibit 10.1, and is hereby incorporated by reference.

Item 3.02.                     Sale of Unregistered Securities

The shares of Common Stock sold in Offering described in Item 1.01 above were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).  The Agreements and the Warrant contain representations to support the Company’s reasonable belief that the Investors and Cambria Capital had access to information concerning the Company’s operations and financial condition, that the Investors are acquiring the shares of Common Stock and Cambria Capital is acquiring the Agent Warrants for their own respective accounts and not with a view to the distribution thereof, and that each of the Investors and Cambria Capital is an “accredited investor” as defined by Rule 501 promulgated under the Securities Act.

Item 9.01                      Financial Statements and Exhibits

(d)      Exhibits.

4.1	Form of Agent Warrant to purchase shares of Common Stock

10.1	Form of Subscription Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUXILIO, INC.

Date:           March 18, 2011
By:         /s/ Paul T. Anthony
Name:          Paul T. Anthony
Title:            Chief Financial Officer
     Principal Financial Officer

EXHIBIT INDEX

Exhibits: 4.1	Description of Document Form of Agent Warrant to purchase shares of Common Stock

10.1	Form of Subscription Agreement